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                                                                    EXHIBIT 23.2



                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Shaw Group Inc. 401(k) Plan for Certain Hourly Employees and The Shaw Group Inc. 401(k) Plan of our report dated October 17, 2003, with respect to the consolidated financial statements of The Shaw Group Inc. included in the Annual Report on Form 10-K/A for the year ended August 31, 2003 filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


April 30, 2004